Exhibit 99.1

Innoviva Reports Second Quarter 2019 Financial Results

•                  Total net revenue decreased by 4% to $64.1 million in the second quarter of 2019, compared to the same quarter in 2018.

•                  Income before income taxes decreased slightly to $56.5 million in the second quarter of 2019, compared to the same quarter in 2018.

BRISBANE, Calif., July 24, 2019 — Innoviva, Inc. (NASDAQ: INVA) (the Company) today reported financial results for the second quarter ended June 30, 2019.

•                  Gross royalty revenues of $67.6 million from Glaxo Group Limited (“GSK”) for the second quarter of 2019 included royalties of $47.1 million from global net sales of RELVAR®/BREO® ELLIPTA®, royalties of $10.6 million from global net sales of ANORO® ELLIPTA® and $9.9 million from global net sales of TRELEGY® ELLIPTA®.1

•                  Total operating expenses for the second quarter of 2019 were $4.3 million, compared with $4.4 million in the second quarter of 2018.  Stock-based compensation for the second  quarter of 2019 was $0.5 million compared to $1.5 million for the second quarter of 2018.

•                  Net cash and cash equivalents, short-term investments and marketable securities totaled $249.7 million, and royalties receivable from GSK totaled $67.6 million, as of June 30, 2019.

“Global net sales of RELVAR®/BREO® ELLIPTA® decreased 18% versus the second quarter of 2018. U.S. net sales declined 44% as increased pricing discounts in the ICS/LABA sector offset volume growth. Non-U.S. sales growth accelerated from the first quarter of 2019 and increased 13% versus second quarter of 2018, driven by continued market share gains in certain European markets and growth in Japan. Non-U.S. growth was negatively impacted by foreign currency translation; in constant exchange rates (CER),  RELVAR®/BREO® ELLIPTA® non-US net sales grew 19%.”

“ANORO® ELLIPTA® global net sales decreased slightly versus the second quarter of 2018.  U.S. net sales fell 9%, compared to the same quarter of 2018, as increased pricing pressure, a negative inventory adjustment, and higher levels of sales through market segments with higher rebates offset growth in the LAMA/LABA class. Non-U.S. ANORO® ELLIPTA® net sales grew 18% year over year in the quarter. The rate of growth increased from the first quarter of 2019 even after a negative impact from foreign currency translation.  On a CER basis, ANORO® ELLIPTA® non-U.S. net sales grew 24%.  In addition, TRELEGY® ELLIPTA global net sales were $151.4 million,” stated Geoffrey Hulme, interim Principal Executive Officer.

Hulme continued, “In the quarter, U.S. RELVAR®/BREO® ELLIPTA® net sales were impacted in part by weaker pricing that occurred in the wake of the launch of generic versions of Advair. Non-U.S. net sales for RELVAR®/BREO® ELLIPTA® grew strongly year over year and comprised nearly two-thirds of global net sales of RELVAR®/BREO® ELLIPTA®.

“During the second quarter, our core operating expenses were similar to the levels in the first quarter. Some additional expenses were incurred in the second quarter in the evaluation of strategic options.  The ratio of operating cash flow to net royalty revenues remained strong.  Management and the board continue to examine potential strategic actions to maximize future shareholder value.”

Recent Highlights

•                  GSK Net Sales:

•                  Second quarter 2019 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $313.9 million, down 18% from $383.4 million in the second quarter of 2018, with $116.4 million in net sales from the U.S. market and $197.5 million from non-U.S. markets.

•                  Second quarter 2019 net sales of ANORO® ELLIPTA® by GSK were $163.6 million, down slightly from $163.9 million in the second quarter of 2018, with $102.2 million net sales from the U.S. market and $61.4 million from non-U.S. markets.

•                  Second quarter 2019 net sales of TRELEGY® ELLIPTA® by GSK were $151.4 million, up significantly from $36.5 million in the second quarter of 2018, with $109.5 million in net sales from the U.S. market and $41.9 million in net sales from non-U.S. markets.

1 For TRELEGY ® ELLIPTA®, Innoviva is entitled to 15% of royalty payments made by GSK that are assigned to TRC, LLC.

About Innoviva

Innoviva, Inc. (referred to as “Innoviva”, the “Company”, or “we” and other similar pronouns) is focused on royalty management. Innoviva’s portfolio includes the respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of  RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Royalty revenue from a related party, net (1)	$64,107	$67,086	$119,290	$119,466

Operating expenses:
General and administrative	4,347	4,411	7,362	10,222
General and administrative - cash severance expenses	—	—	—	3,174
General and administrative - related party	—	—	—	2,700
Total operating expenses	4,347	4,411	7,362	16,096

Income from operations	59,760	62,675	111,928	103,370

Other income (expense), net	(8)	39	(7)	(3,060)
Interest income	1,403	380	2,378	771
Interest expense	(4,661)	(6,478)	(9,278)	(14,135)
Income before income taxes	56,494	56,616	105,021	86,946
Income tax expense, net	10,433	—	18,941	—
Net income	46,061	56,616	86,080	86,946
Net income attributable to noncontrolling interest	8,321	1,990	14,550	2,739
Net income attributable to Innoviva stockholders	$37,740	$54,626	$71,530	$84,207

Basic net income per share attributable to Innoviva stockholders	$0.37	$0.54	$0.71	$0.84
Diluted net income per share attributable to Innoviva stockholders	$0.34	$0.49	$0.65	$0.77

Shares used to compute basic net income per share	101,151	100,873	101,105	100,739
Shares used to compute diluted net income per share	113,391	113,399	113,384	113,483

(1) Total net revenue from a related party is comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)

Royalties from a related party	$67,563	$70,542	$126,202	$126,378
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)	(6,912)	(6,912)
Royalty revenue from a related party, net	$64,107	$67,086	$119,290	$119,466

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$249,663	$114,908
Other current assets	68,022	84,135
Property and equipment, net	136	160
Operating lease right-of-use asset	1,348	—
Capitalized fees paid to a related party, net	145,987	152,899
Deferred tax assets	177,114	196,054
Other assets	37	37
Total assets	$642,307	$548,193

Liabilities and stockholders’ equity
Other current liabilities	$3,213	$1,436
Accrued interest payable	4,262	4,264
Convertible subordinated notes, net	238,939	238,664
Convertible senior notes, net	134,239	130,734
Senior secured term loans, net	13,497	13,457
Other long-term liabilities	1,455	586

Innoviva stockholders’ equity	226,683	153,583
Noncontrolling interest	20,019	5,469

Total liabilities and stockholders’ equity	$642,307	$548,193

(1) The selected consolidated balance sheet amounts at December 31, 2018 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Six Months Ended June 30,
	2019	2018
	(unaudited)
Net cash provided by operating activities	$133,151	$101,639
Net cash provided by (used in) investing activities	(54,060)	35,591
Net cash provided by (used in) financing activities	444	(123,340)

Investor & Media Contacts:

Dan Zacchei / Alex Kovtun

Sloane & Company

212-446-9500

dzacchei@sloanepr.com / akovtun@sloanepr.com